Exhibit (a)(1)(L)

EMPLOYEE STOCK PURCHASE PLAN

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Georgia-Pacific Corporation

at

$48.00 Net Per Share

Pursuant to the Offer to Purchase

Dated November 17, 2005

by

Koch Forest Products, Inc.

an indirect wholly-owned subsidiary of

Koch Industries, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 15, 2005, UNLESS THE OFFER IS EXTENDED.

INSTRUCTIONS FROM PARTICIPANTS MUST BE RECEIVED BY MELLON INVESTOR SERVICES LLC, AS TABULATION AGENT, AT THE ADDRESS SET FORTH BELOW, BY THE SECOND BUSINESS DAY BEFORE THE EXPIRATION OF THE OFFER TO PROVIDE THE PLAN ADMINISTRATOR AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF

Mellon Investor Services LLC

By Hand Delivery:	By Overnight Delivery:	By Mail:

120 Broadway, 13th Floor	480 Washington Blvd	P.O. Box 3301
New York, New York 10271	Mail Drop-Reorg	South Hackensack,
Attn: Reorganization Dept	Jersey City, New Jersey 07310	New Jersey 07606
	Attn: Reorganization Dept	Attn: Reorganization Dept

To All Participants in the Georgia-Pacific Corporation Employee Stock Purchase Plan:

Enclosed for your consideration is an Offer to Purchase dated November 17, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Koch Forest Products, Inc., a Georgia corporation (the “Purchaser”) and an indirect wholly-owned subsidiary of Koch Industries, Inc., a Kansas corporation (“Koch Industries”), to purchase all outstanding shares of common stock, par value $.80 per share (the “Shares”), of Georgia-Pacific Corporation, a Georgia corporation (“Georgia-Pacific”), at a purchase price of $48.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Also enclosed is the Letter to Shareholders from the Chairman of the Board of Directors and Chief Executive Officer of Georgia-Pacific accompanied by Georgia-Pacific’s Solicitation/Recommendation Statement on Schedule 14D-9.

COMPUTERSHARE, IN ITS CAPACITY AS PLAN ADMINISTRATOR (OR ITS NOMINEE), IS THE HOLDER OF RECORD OF SHARES HELD FOR YOUR BENEFIT AS A PARTICIPANT IN THE GEORGIA-PACIFIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY THE PLAN ADMINISTRATOR AS THE HOLDER OF RECORD ACCORDING TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES.

We request instructions as to whether you wish to tender any of or all the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Mellon Investor Services is acting as tabulation agent for instructions received from plan participants. Mellon Investor Services must receive your instructions no later than the second business day before the Expiration Date of the Offer to provide the plan administrator ample time to submit a tender on your behalf before the Expiration Date.

Your attention is directed to the following:

1.	The purchase price offered by the Purchaser is $48.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares.

3.	The board of directors of Georgia-Pacific has unanimously determined that the Offer and the Merger (as defined below) are fair to and in the best interests of Georgia-Pacific and its shareholders, approved, adopted and declared advisable the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer, and recommended that holders of Shares accept the Offer and tender their Shares in the Offer.

4.	The Offer is being made according to the Agreement and Plan of Merger, dated as of November 13, 2005 (the “Merger Agreement”), by and among Koch Industries, the Purchaser and Georgia-Pacific under which, following the completion of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Georgia-Pacific with Georgia-Pacific surviving the merger as an indirect wholly-owned subsidiary of Koch Industries (the “Merger”). As of the effective time of the Merger, each outstanding Share (other than Shares that are owned by Georgia-Pacific as treasury stock and Shares owned by Koch Industries, the Purchaser or any other wholly-owned subsidiary of Koch Industries or by shareholders, if any, who are entitled to and properly exercise dissenters’ rights under Georgia law) will be converted into the right to receive the price per Share paid in the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase. The Merger Agreement provides that the Purchaser may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Koch Industries, or to one or more direct or indirect wholly-owned subsidiaries of Koch Industries.

5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, DECEMBER 15, 2005 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

6.	The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, (i) there being validly tendered in the Offer and not properly withdrawn before the expiration of the Offer that number of Shares that, together with any Shares then owned by Koch Industries and its subsidiaries, in the aggregate, represents at least a majority of the Shares outstanding on a fully diluted basis and no less than a majority of the voting power of the outstanding shares of capital stock of Georgia-Pacific entitled to vote in the election of directors or upon the approval of the Merger Agreement, in each case on a fully diluted basis, (ii) the expiration or termination of any applicable waiting period under the HSR Act (as defined in the Offer to Purchase), (iii) the European Commission having issued a decision pursuant to the EC Merger Regulation (as defined in the Offer to Purchase) declaring the transactions contemplated by the Merger Agreement to be compatible with the Common Market (or compatibility being deemed under the EC Merger Regulation), (iv) satisfaction of certain other conditions related to non-U.S. competition law matters and (v) satisfaction of other conditions as set forth in Section 14—“Certain Conditions of the Offer” of the Offer to Purchase.

7.	Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Georgeson Shareholder Communications Inc., which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See below and Instruction 9 of the Letter of Transmittal.

Your instructions should be forwarded to Mellon Investor Services promptly and, in any event, no later than the second business day before the Expiration Date to permit the plan administrator ample time to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing and detaching the instruction form on the detachable part hereof and returning the instruction form to Mellon Investor Services at the address on the cover page of this letter. An envelope to return your instructions is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO MELLON INVESTOR SERVICES PROMPTLY AND, IN ANY EVENT, NO LATER THAN THE SECOND BUSINESS DAY BEFORE THE EXPIRATION DATE TO PERMIT THE PLAN ADMINISTRATOR AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Payments made to shareholders in exchange for Shares tendered in the Offer may be subject to backup withholding of U.S. federal income tax, currently at a rate of 28%. To avoid backup withholding, U.S. shareholders that do not otherwise establish an exemption should complete and return the Substitute Form W-9 included in this letter, certifying that such holder is a U.S. person, the taxpayer identification number (“TIN”) provided is correct, and that such holder is not subject to backup withholding. If you do not have a TIN, see the enclosed Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9 for instructions on applying for a TIN. Failure to provide your correct TIN could result in a $50 penalty imposed by the Internal Revenue Service (the “IRS”). Certain shareholders generally are not subject to backup withholding. To avoid erroneous backup withholding, exempt U.S. shareholders should complete the Substitute Form W-9 included in this letter, indicating their exempt status by checking the box labeled “Exempt” in Part 2. To satisfy us and the Depositary that a non-U.S. shareholder qualifies as an exempt recipient, a non-U.S. shareholder must complete and submit an IRS Form W-8BEN or W-8ECI, as applicable, signed under penalties of perjury, attesting to the shareholder’s exempt status. Such forms may be obtained from the Depositary or at www.irs.gov. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by Mellon Investor Services, in its capacity as Depositary for the Offer, of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may, in its sole discretion, take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Citigroup Global Markets Inc., which is acting as the Dealer Manager for the Offer, or by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Computershare,

as Plan Administrator

EMPLOYEE STOCK PURCHASE PLAN

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

Georgia-Pacific Corporation

by

Koch Forest Products, Inc.

an indirect wholly-owned subsidiary of

Koch Industries, Inc.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Koch Forest Products, Inc., dated November 17, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $.80 per share (the “Shares”), of Georgia-Pacific Corporation, a Georgia corporation (“Georgia-Pacific”).

This will instruct Computershare, in its capacity as plan administrator, to tender the number of Shares indicated below held by the plan administrator for the account of the undersigned as a participant in the Georgia-Pacific Corporation Employee Stock Purchase Plan, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE
Shares
Dated:
(Signature(s))

Please Type or Print Names(s)

Please Type or Print Address(es)

Area Code and Telephone Number

Tax Identification Number or Social Security Number
(1) Unless otherwise indicated, all your Shares will be tendered.

THIS FORM MUST BE COMPLETED BY ALL TENDERING U.S. HOLDERS.

See Section 5 of the Offer to Purchase and the enclosed Guidelines for Certification of Taxpayer

Identification Number on Substitute Form W-9

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number and Certification

Part 1—Taxpayer Identification Number—Provide your taxpayer identification number (“TIN”) in the box at right and certify by signing and dating below.

If the account is in more than one name, see the enclosed Guidelines to determine which number to provide.

If you do not have a TIN, see the enclosed Guidelines for information on obtaining a number.

Social Security Number OR Employer Identification Number
Part 2—Awaiting TIN ☐ Exempt ☐

Part 3—Certification—Under penalties of perjury, I certify that:

(1)   I am a U.S. person (including a U.S. resident alien);

(2)   The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(3)   I am not subject to backup withholding because:

(a)   I am exempt from backup withholding,

(b)   I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or

(c)    the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions—You must cross out item (3) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

Signature                                                                                                     Date

Name

Address

City                                                                                        State               Zip

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered, or intend to mail or deliver in the near future, an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office. I understand that, if I do not timely provide a correct taxpayer identification number, 28% of all reportable payments made to me will be withheld.

Signature	Date:

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